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                                                                     EXHIBIT 3.7

                            ARTICLES OF INCORPORATION
                                       Of

                               CCI/Triad Gem, Inc.

         I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

         The name of the Corporation is CCI/Triad Gem, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

                  The purpose or purposes for which the corporation is organized are:

                  "To engage in the transaction of any or all lawful business far which corporations may be incorporated under the Texas Business Corporation Act."

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) each without par value.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                  ARTICLE SIX

         The street address of its initial registered office is c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.



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                                 ARTICLE SEVEN

         The number of directors of the corporation may be fixed by the by-laws. The number of directors constituting the initial board of directors is Three
(3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:


    NAME                                     ADDRESS
    Chad Schneller                           3055 Triad Drive, Livermore,
                                             California 94550

    Matthew Hale                             6207 Bee Cave Road, Austin, Texas
                                             78746-5146

    Preston W. Staats                        6207 Bee Cave Road, Austin, Texas
                                             78746-5146

                                 ARTICLE EIGHT

         The name and address of the incorporator is:

    NAME                                     ADDRESS
    Naseem A. Conde                          49 Stevenson Street, Suite 900,
                                             San Francisco, California 94105

         IN WITNESS WHEREOF, I have hereunto set my hand this 8th day December, 1997.


/s/ Naseem A. Conde
------------------------------
Naseem A. Conde

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